                                                                    EXHIBIT 10.7

                         EXECUTIVE EMPLOYMENT AGREEMENT


    THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered as of the 1st day of September 1996, by and between CENTURY BANCSHARES, INC., a Delaware corporation ("Employer"), and JOSEPH S. BRACEWELL, a District of Columbia resident ("Employee").

                                  WITNESSETH:

    WHEREAS, Employee is employed by Employer and Employer desires Employee's continued services as Chairman of the Board and Chief Executive Officer of Employer and as a senior executive officer of its wholly-owned subsidiary, CENTURY NATIONAL BANK, a national banking association ("Bank").

    WHEREAS, Employee is willing to continue to provide services to Employer upon the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which each party acknowledge, the parties intending to be legally bound agree as follows:

    1. DUTIES AND RESPONSIBILITIES OF EMPLOYEE. By this Agreement Employer employs Employee and Employee hereby accepts continued employment as Chairman of the Board and Chief Executive Officer of Employer and as a senior executive of the Bank. In such capacities, Employee shall devote his full time and attention to the affairs of Employer, use his skill and best efforts in the faithful performance of his duties, faithfully discharge his responsibilities, and comply in all material respects with the bylaws, rules, regulations, policies, and instruments established or issued by Employer and Bank. Employee shall report to the Board of Directors of Employer and, as applicable, the Board of Directors of Bank. Employee shall have such authority as shall be required to enable him to preform the duties of his positions. Subject to prior approval of the Board of Directors of Employer, Employee may participate or serve as an investor or director of any other company or as an officer, director, or member of any trade, social, or charitable organization where such participation or service does not, in Employer's reasonable judgment, conflict with Employer's interests or interfere with Employee's duties under this Agreement.

    2. TERM AND RENEWAL. Employee's employment under this Agreement shall commence September 1, 1996, and shall continue until August 31, 1998 (the "Initial Term"), unless extended in accordance with the following procedure. Employee's employment shall be extended for additional one (1) year terms commencing September 1 and ending August 31 (the "Renewal Term(s)"), if Employer gives written notice to Employee at least one hundred eighty (180) days before the end of the Initial or any Renewal Term of such extension of this Agreement, and Employee, within sixty (60) days after such notice, notifies Employer of his consent to such extension. Notwithstanding anything in this Agreement to the contrary, Employer and Employee may mutually agree to an acceleration of the expiration of the Initial Term of any Renewal Term.

    3.   COMPENSATION.

         3.1 SALARY. During the Initial Term or any Renewal Term of this Agreement, Employer shall pay Employee a yearly salary of One Hundred Eighty-Two Thousand Three Hundred Dollars ($182,300), payable under Employer's customary payroll procedures, less withholdings required by law or authorized by Employee. Payment of salary, benefits and other compensation may be provided by Employer or, in its discretion, by Bank or any other subsidiary or affiliate of Employer and, in such latter event, any such payments shall constitute payment under this Agreement.

         3.2 COMPENSATION REVIEWS. By January 1, 1997, and by January 1 of each succeeding year of the Initial Term or any Renewal Term, Employer shall review the yearly salary of Employee and may, in its business judgment, increase such salary, effective on such date for the succeeding year.

         3.3 BONUSES AND PERQUISITES. Employee shall be entitled to participate in or receive benefits from any and all incentive compensation and bonus plans, retirement plans, pension plans, profit-sharing plans, health and accident plans, medical and disability coverage, insurance policies of any kind, stock option plans or agreements, vacation, sick leave, and any other perquisites which Employer makes available to its senior executives and/or key management employees as a group, subject to and consistent with the terms, conditions and administration of such plans and arrangements. Nothing in this Agreement shall obviate any existing or future vested right of Employee in any other agreement with Employer, including but not limited to Employee's rights under split-dollar insurance programs, director compensation programs, or stock option programs.

         3.4 REIMBURSEMENT OF EXPENSES; OTHER BENEFITS. Employer shall continue to pay or reimburse Employee for (a) all reasonable professional association dues and licenses, travel and other expenses, including participation in trade or professional associations, approved by Employer through its designated representative and incurred by Employee in performing his duties in the lawful and ordinary course of business and properly reported to Employer in accordance with its accounting procedures; and (b) country club dues, life insurance premiums, automobile use, and parking, as currently made available to Employee.

    Employer shall continue to furnish Employee with the exclusive use of the automobile now used by Employee or an equivalent luxury automobile. Employer shall provide Employee with use of a new automobile on the earlier of every three (3) years from the date such automobile was placed in use by Employee or Forty-Five Thousand (45,000) miles of usage on such automobile.

         3.5 DISABILITY. In the event Employee shall become disabled within the meaning of this Agreement Employer shall continue to pay Employee's salary and all other compensation and benefits provided under this Paragraph 3 during the period of Employee's disability until the Termination Date, as defined in Paragraph 5.5.

    4.   NON-COMPETITION.

         4.1 EMPLOYER'S CUSTOMERS; BUSINESS. During the term of this Agreement and for a period of twelve (12) months following the Termination Date, Employee shall not, directly or indirectly, solicit any customer of Employer, or any prospective customer with whom Employee has had discussions during the term of his employment, for any business purpose that is directly competitive with the business of Employer. In addition, for a period of twelve (12) months following the Termination Date, Employee shall not engage, directly or indirectly, whether as a principal or as an agent, officer, director, employee, or consultant, along or in association with any other person, corporation, or other entity, in any Competing Business within the Washington, D.C. Metropolitan Area (as defined later in this Paragraph 4.1), or within the area of any city or county outside the Washington, D.C. Metropolitan Area in which Employer maintained an office on the Termination Date (such areas within and outside the Washington, D.C. Metropolitan Area being referred to in this Agreement as "Employer's Area of Business Activity"). For purposes of this Paragraph 4.1, the term "Competing Business" shall mean the business of independent commercial banking and other activities permitted to be conducted by an independent bank or independent bank holding company; provided, however, that the phrase "independent bank or independent bank holding company" shall not include any national or regional entity, but only an independent bank or independent bank holding company that derives at least seventy-five (75%) percent of its revenue, in the aggregate, from Employer's Area of Business Activity. For purposes of this Paragraph 4.1, the term "Washington, D.C. Metropolitan Area" shall include only the District of Columbia; Montgomery County and Prince George's County within the State of Maryland; the City of Alexandria, Arlington County and Fairfax County within the Commonwealth of Virginia; and any incorporated city or township within such Maryland and Virginia counties. Notwithstanding anything in this Agreement to the contrary, this Paragraph 4.1 shall not prevent Employee from (a) personally owning up to ten percent (10%) of the outstanding and issued stock of a Competing Business; (b) engaging in the private practice of law with a Competing Business as a client; or (c) becoming employed by or engaging in any enterprise that is directly competitive with the business of Employer as an independent bank or independent bank holding company, if and so long as Employee's participation in such enterprise does not involve any activity, directly or indirectly, that is directly competitive with the business of Employer.

         4.2 EMPLOYER'S EMPLOYEES. For a period of twelve (12) months following the Termination Date, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of Employer to leave the employ of Employer for any reason whatsoever, or hire any employee of Employer.

    5.   TERMINATION.

         5.1 TERMINATION FOR DEATH OR DISABILITY.

             5.1.1 DEATH. Employee's employment under this Agreement shall terminate upon Employee's death.

             5.1.2 DISABILITY. If Employee is subject to a Disability (as defined later in this Paragraph 5.1.2) during a period or more than six (6) consecutive months, Employer, by resolution of its Board of Directors, may terminate Employer's employment under this Agreement upon twenty (20) days prior written notice given to him at any time after the expiration of the aforesaid six (6) month period. In addition, Employer, by resolution of its Board of Directors, may terminate Employee's employment, upon twenty
    (20) days prior written notice to Employee, in the event that Employee is subject to Disability for more than nine (9) months, not necessarily consecutive, during the term of this Agreement. Notwithstanding anything in this Agreement to the contrary, if Employee is subject to a Disability, Employer may relieve him of his responsibilities and appoint a temporary successor. Should Employee sufficiently recover from his Disability prior to the expiration of the six-month or nine-month period described above, he shall then be permitted to resume his duties. For purposes of this Agreement, Employee shall be considered to have a Disability: (a) if he is under a legal decree of incompetency (the date of such decree being deemed the date on which such mental incompetence occurred for purposes of this Agreement), or (b) because of a "Medical Determination of Mental and/or Physical Illness or Incapacity." A Medical Determination of Mental and/or Physical Illness or Incapacity shall mean the written determination by a physician selected by Employer and reasonably acceptable to Employee that, because of a medically determinable mental and/or physical illness or incapacity, Employee is unable to perform his material duties in connection with his regular full-time employment with Employer. The date so specified in any written determination shall be the date on which such mental and/or physical illness or incapacity shall be deemed to have commenced for purposes of this Agreement, if the written determination concludes that Employee is disabled. In conjunction with determining the existence of a Disability, Employee consents to such examinations which are relevant to a determination of whether he has a mental and/or physical illness or incapacity and which are required by the aforesaid physician, and to furnish such medical information as may be reasonably requested. Employee waives any applicable physician-patient privilege that may arise because of such examination. The physician selected pursuant to this Paragraph 5.1.2 shall be Board-certified in the specialty most closely related to the nature of the mental and/or physical illness or incapacity alleged to exist.

         5.2 TERMINATION BY EMPLOYER.

             5.2.1 FOR CAUSE. Employer may terminate this Agreement for cause effective upon written notice to Employee and, notwithstanding anything in this Agreement to the contrary, shall have no further obligations under this Agreement except as set forth in Paragraph 6.2. The term "for cause" as used in this Agreement shall mean (I) Employee's willful failure faithfully and diligently to perform his duties as an Employee or Employee's breach of any of the material terms or provisions of this Agreement after written notice to him by the Board of Directors of Employer specifying in detail such failure or breach, provided that such cause shall have been found by a majority vote of all members of the Board of Directors (exclusive of Employee), after at least thirty (30) days written notice to Employee specifying in detail the cause proposed to be claimed and after an opportunity for Employee to be heard at a meeting of the Board of Directors; (ii) a conviction of Employee, whether upon a verdict or plea of guilty or nolo contendere, of a felony or other offense involving moral turpitude or fraud; (iii) a conviction of Employee in a criminal proceeding, whether upon a verdict or plea of guilty or nolo contendere, or a finding of violation or order of a court or administrative agency in a civil proceeding restraining or imposing sanctions upon Employee for violation of Federal banking law, Federal securities law, or any other law directly related to the performance of his duties; (iv) a final order for removal of Employee by a regulator having jurisdiction over Employer or Bank; (v) Employee's theft or fraud with respect to the business or affairs of Employer or Bank; or (vi) chronic alcohol abuse or illegal drug abuse by Employee. An act or failure to act on the part of Employee shall be considered "willful" if done, or omitted to be done, by Employee in bad faith or without a reasonable belief that the act or omission was in the best interests of Employer.

             5.2.2 WITHOUT CAUSE. Employer may terminate this Agreement at any time without cause, pursuant to a resolution adopted by the Board of Directors of Employer, by giving at least twenty (20) days prior written notice to Employee.

             5.2.3 EFFECT ON INDEMNITY AGREEMENT. Nothing in this Agreement shall be deemed to modify or otherwise effect the Indemnity Agreement, dated February 27, 1987, between Employer and Employee.

         5.3 TERMINATION BY EMPLOYEE.

             5.3.1 FOR CAUSE. If Employer commits a material breach of any provision of this Agreement and fails to cure such breach within thirty
    (30) days after notice by Employee of such breach ("Cure Period"), Employee may terminate this Agreement for cause by giving written notice of termination to Employer, which notice shall be given within fifteen (15) days after the end of the Cure Period (including any mutually agreed extensions thereof) and specify an effective date of termination of no more than thirty (30) days following the end of the Cure Period (including any mutually agreed extensions thereof). For purposes of this Paragraph 5.3.1, a "material breach" includes, but is not limited to (a) a failure by Employer not attributable to the action or inaction of Employee to timely pay or provide compensation or benefits to Employee under Paragraph 3; (b) a material reduction in Employee's duties, responsibilities, status, or authority; (c) the appointment of any other employee or consultant (other than the Board of Directors) to supervise Employee's performance of his duties; and (d) the removal of, or failure to reelect or reappoint, Employee to any of the positions as set forth in Paragraph 1 unless (i) due to Employee's promotion to a higher office with expanded duties, responsibilities, status, and compensation, or (ii) effected pursuant to Paragraphs 5.1 or 5.2.

             5.3.2 FOR CHANGE OF CONTROL. Employee may terminate this Agreement by reason of a Change of Control as defined in Paragraph 5.4 by giving written notice of termination to Employer no later than sixty (60) days after such Change of Control.

         5.4 CHANGE OF CONTROL DEFINED. A "Change of Control" shall mean the occurrence of: (a) a change in Employer's status requiring prior notice to the Board of Governors of the Federal Reserve System and/or the Office of the Comptroller of the Currency pursuant to the Change in Bank Control Act of 1978 and regulations, 12 C.F.R. Sections 5.50 and 225.41, promulgated thereunder, or (b) the acquisition by any person or group of persons (as such terms are defined and used in Sections 3(a)(9) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (as defined in Rule 13d-3 issued under that Act), directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of Employer or Bank entitled to vote generally in the election of directors ("Voting Securities"), or (c) individuals who constitute the Board of Directors of Employer on the date of this Agreement ("Incumbent Board") cease for any reason to constitute at least a majority of that Board, provided that any person becoming a director subsequent to the date of this

    Agreement whose election or whose nominations for election by Employer's stockholders was approved by a majority vote of the directors comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though he or she were a member of the Incumbent Board; or (d) a reorganization, merger, or consolidation with respect to which those persons (as defined above) who were beneficial owners of the Voting Securities of Bank or of Employer immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, shares representing more than 50% of the combined voting power of the Voting Securities of the corporation resulting from such reorganization, merger, or consolidation; or (e) a sale of all or substantially all the assets of Bank or Employer.

         5.5 TERMINATION DATE DEFINED. "Termination Date" shall mean, as the case may be: the date of Employee's death if termination occurs pursuant to Paragraph 5.1.1; the effective date specified by written notice of Employer if termination occurs pursuant to Paragraph 5.1.2 or 5.2; the effective date specified by written notice of Employee if termination occurs pursuant to Paragraph 5.3; or the date of expiration of the Initial Term or any Renewal Term if the Agreement is not extended for an additional term pursuant to Paragraph 2.

    6.   EFFECT OF TERMINATION, EXPIRATION, AND CHANGE OF CONTROL.

         6.1 IN GENERAL. In the event of a failure to renew this Agreement or a termination for any reason other than Employee's death pursuant to Paragraph 5.1.1 or termination by Employer for cause pursuant to Paragraph 5.2.1, Employer shall (a) within ten (10) days after the Termination Date pay to Employee all accrued and unpaid salary, bonuses, vacation, and other amounts earned or otherwise due to Employee through the Termination Date, less withholdings required by law; (b) maintain, at its own expense, for a period of one (1) year after the Termination Date, Employee's group medical and other health plans in which Employee and his immediate family were participating on the Termination Date; (c) maintain, at its own expense, for a period of one (1) year after the Termination Date, life insurance coverages to which Employee was entitled on the Termination Date; (d) permit Employee, at his own expense and upon full payment to Employer of any cash surrender value, to continue any life insurance or health coverages or benefits after such one (1) year term to the extent permitted by the terms of such coverages or as may otherwise be required by law and to purchase any split-dollar life insurance policies at Employer's book value; (e) cause all stock options granted under agreements between Employer and Employee to become fully vested as of the Termination Date regardless of length of service; and (f) pay to Employee a Severance Payment as prescribed in Paragraph 6.4. Except as otherwise set forth in this Agreement, any other compensation in the form of salary, bonuses, benefits, or perquisites due Employee pursuant to this Agreement shall cease as of the Termination Date.

         6.2 FOR CAUSE BY EMPLOYER. In the event of a termination by Employer for cause pursuant to Paragraph 5.2.1, Employer's obligations under this Agreement shall be limited to payment to Employee, within ten (10) days after the Termination Date, of all accrued and unpaid salary, vacation, bonuses, and any other amounts that were earned by or otherwise due to Employee as of the Termination Date, less withholdings required by law. Employee shall not be entitled to any bonuses for the year in which he is terminated for cause.

         6.3 EMPLOYEE'S DEATH. In the event of a termination by reason of Employee's death pursuant to Paragraph 5.1.1, Employer shall within ten
    (10) days after the Termination Date pay to Employee's personal representative, or such other person as Employee shall have designated, all accrued and unpaid salary, vacation, bonuses, and any other amounts earned by or otherwise due to Employee as of the Termination Date, less withholdings required by law. In addition, Employer shall maintain, at its own expense, for a period of one (1) year after the Termination Date, Employee's group medical and other health plans in which Employee and his immediate family were participating on the Termination Date. Upon expiration of the one (1) year term, Employer shall permit Employee's family, at its own expense, to continue any such group medical and other health plans to the extent permitted by the terms of such plans or as may otherwise be required by law.

         6.4 SEVERANCE PAYMENT.

             6.4.1 IN GENERAL. For any event specified in Paragraph 6.1 except the circumstances specified in Paragraphs 6.4.2 and 6.4.3, the amount of the Severance Payment shall be equal to two (2) times Employee's yearly salary then in effect. Employer shall make such Severance Payment in eight (8) equal quarterly installments, less applicable withholding, beginning no later than ten (10) business days following the Termination Date.

             6.4.2 EMPLOYEE'S FAILURE TO EXTEND TERM. In the event Employee does not consent to an extension of this Agreement pursuant to Paragraph 2, the amount of the Severance Payment shall be equal to one (1) times Employee's yearly salary then in effect. Employer shall make such Severance Payment in four (4) equal quarterly installments, less applicable withholding, beginning no later than ten (10) business days following the Termination Date.

             6.4.3 EMPLOYEE'S CONTINUED EMPLOYMENT AFTER CHANGE OF CONTROL. The amount of the Severance Payment shall be zero if, after a termination by Employee for

    Change of Control pursuant to Paragraph 5.3.2, Employee continues to be employed by any successor or assign of Employer on substantially the same or better provisions than this Agreement. Employee's decision to continue, discontinue, accept, or reject such employment shall be within Employee's sole and absolute discretion.

             6.4.4 OPTIONAL MANNER OF PAYMENT. Notwithstanding anything in this Agreement to the contrary, for any event specified in Paragraph 6.1 except termination by Employer pursuant to Paragraph 5.1.2, at the option of Employee, Employer shall pay the entire amount of the Severance Payment, less applicable withholding, in a lump sum no later than ten (10) business days following the Termination Date to Employee or to the trustee of a trust provided by Employee.

         6.5 CHANGE OF CONTROL. In the event of a Change of Control which would render valueless any stock options granted by Employer to Employee that are not fully vested, then, whether or not this Agreement is terminated as a result of such Change of Control, Employer shall cause all such stock options to become fully vested in Employee, regardless of length of service, effective as of the date such Change of Control occurs or, if applicable, such earlier time as may be necessary to allow Employee's shares purchased pursuant to such options to be sold or exchanged in connection with the transaction resulting in such Change of Control.

    7.   SUCCESSORS AND ASSIGNS.

         7.1 EMPLOYEE'S PERSONAL SERVICES ASSIGNMENT. Employee's duties under this Agreement are personal in nature and shall not be assignable or otherwise transferable by either party. Employee shall be under no duty to mitigate or otherwise reduce any compensation to which he is entitled under this Agreement, by accepting any other employment or compensation for his services rendered of any kind.

         7.2 BINDING EFFECT, ETC. This Agreement, including all of its terms and provisions, shall be binding upon and inure to the benefit of the parties and their personal representatives and, in the case of Employer, its successors and assigns (including without limitation any corporation which might acquire all or substantially all of Employer's assets or business, or with which Employer or a successor may be consolidated or merged). The obligations of Employee under Paragraphs 4, 18, 19 and 22 and the obligations of Employer under Paragraphs 6, 18, and 19 shall survive any termination or expiration of this Agreement.

    8. CHOICE OF LAW. This Agreement has been negotiated and executed, and is to be substantially performed, in the District of Columbia. Any rights or obligations of the parties shall be governed by and construed under the internal laws of the District of Columbia, but not its conflicts of laws.

         9. NOTICES. All notices required under this Agreement shall be in writing and shall be deemed effective upon receipt if hand delivered or upon the lapse of three (3) business days, when mailed by certified or registered mail, return receipt requested, as follows:

         If to Employer:                      If to Employee:
         --------------                       --------------
         Century Bancshares, Inc.             Mr. Joseph S. Bracewell
         Attention:  Secretary                4554 Klingle Street, N.W.
         1275 Pennsylvania Avenue, N.W.       Washington, D.C.  20016
         Washington, D.C.  20004

         With copy to:                        With copy to:

         Century National Bank                William H. Shawn, Esq.
         Attention:  Secretary                Shawn, Mann & Niedermayer, L.L.P.
         1875 Eye Street, N.W.                1850 M Street, N.W., Suite 280
         Washington, D.C.  20006              Washington, D.C.  20036-5803

         Frederic T. Spindel, Esq.
         Reed Smith Shaw & McClay
         1301 K Street, N.W., Suite 1100
         East Tower
         Washington, D.C.  20005


         or such other address as may be designated by either of the parties in a written notice to the other party.

         10. WAIVER AND SURVIVAL OF RIGHTS. No act, failure, omission, or delay, in whole or in part, by any party in exercising any right, power, or privilege under this Agreement shall be a waiver to exercise any such right, power, or privilege. The rights and remedies in this Agreement are cumulative and not exclusive of any rights or remedies provided at law or equity. All covenants and rights of the parties shall survive expiration or termination of this Agreement until all such covenants and rights shall have been performed in full.

         11. ENTIRE AGREEMENT; AMENDMENTS. This Agreement represents the entire understanding between the parties, supersedes all prior negotiations between the parties, and cannot be changed or amended, except by a written agreement, which makes specific reference to this Agreement and is signed by the parties.

         12. SEVERABILITY. It is the intention of the parties that this Agreement shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to applicable law) of any provision shall not render unenforceable, or impair, the remainder of this Agreement. If any provision of this Agreement shall for any reason be held or deemed to be, or shall in fact be, invalid, inoperative, or unenforceable as applied to any particular case or circumstance, such case or circumstance shall not have the effect of rendering the provision in question, invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict, and this Agreement shall be deemed amended to delete or modify the offending provision so that it will be rendered valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         13. COUNTERPARTS. This Agreement may be signed in multiple counterparts, each of which shall have the same effect as originals, but all such counterparts collectively shall constitute the same instrument.

         14. HEADINGS. The headings to Paragraphs of this Agreement are for information purposes only and shall not constitute a part of this Agreement.

         15. RECITALS. The recitals in this Agreement shall not constitute a part of this Agreement.

         16. TERMINOLOGY. All personal pronouns used in this Agreement, whether in the masculine, feminine, or neuter genders, shall include all other genders, and the singular shall include the plural and vice versa.

         17. REPRESENTATION BY COUNSEL; INTERPRETATION. The parties acknowledge that each party to this Agreement has been represented by counsel in the negotiation, preparation, and execution of this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentum, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

         18.     DISPUTE RESOLUTION.

                 18.1 ARBITRATION. Except as otherwise provided in Paragraph 18.3, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be resolved by submission to arbitration before a single arbitrator in accordance with the rules of the American Arbitration Association, and confirmation of such award rendered by the arbitrator may be entered in the Superior Court of the District of Columbia. The arbitration shall be held in the District of Columbia, or such other place as may be mutually agreed upon at the time by the parties to the arbitration. The costs and expenses of the arbitration ("Arbitration Costs"), including the arbitrator's fee and expenses, shall be allocated between the parties to the arbitration as determined by the arbitrator to be fair and reasonable; provided, however, that each party shall pay for and bear the cost of his or its own experts, evidence, and counsel. Notwithstanding the foregoing, where a claim has been asserted or defended against on grounds that the arbitrator deems frivolous, or where the arbitrator determines, upon a clear and convincing showing, that the non-prevailing party has engaged in unconscionable conduct to delay or obstruct the proceedings, the arbitrator may assess all Arbitration Costs upon the non-prevailing party, including the prevailing party's attorneys' fees and expenses. No award of punitive damages may be rendered by the arbitrator in such proceeding.

                 18.2 MEDIATION. At least sixty (60) days before a party may deliver a demand for arbitration pursuant to Paragraph 18.1, such party shall provide to the other party a written notice describing the nature of his or its claim or controversy (the "Dispute Notice"). Following receipt of the Dispute Notice, each party shall use his or its good faith efforts to reach a mutually acceptable resolution of the dispute, and shall designate a representative not directly involved in the dispute to exchange relevant information and meet with the other party's representative. If the parties are unable to reach a settlement within thirty (30) days, the parties shall endeavor to settle the dispute by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes. For this purpose, the parties shall, within ten (10) days, appoint a mutually agreeable neutral person ("Neutral"), or failing agreement a Neutral shall be selected with the assistance of the Center for Public Resources, to facilitate resolution of the dispute. All discussions between the parties shall be confidential and shall be treated as inadmissable settlement negotiations under Rule 408 of the Federal Rules of Evidence and similar rules. If the good faith efforts of the parties fail to resolve the dispute within the sixty (60) day period following delivery of the Dispute Notice, a party who provided the Dispute Notice may initiate arbitration under Paragraph 18.1 and take any other action available in connection with the dispute.

                 18.3     EQUITABLE RELIEF.   Without limiting any rights or
         remedies which Employer may otherwise have, in the event of a breach or threatened breach of any of the provisions of Paragraphs 4 and 22, Employer shall be entitled to institute judicial proceedings against Employee for equitable relief, including, without limitation, a decree of specific performance, a temporary restraining order and/or a preliminary or permanent injunction to enforce and compel compliance with such provisions, in the Superior Court for the District of Columbia or the U.S. District Court for the District of Columbia. Employee consents to personal jurisdiction of such courts and waives only defenses based on improper venue or inconvenient forum. Employee further acknowledges and agrees that, for purposes of such judicial proceedings, a breach of the provisions of Paragraph 4 or 22 shall be deemed to constitute irreparable injury to Employer for which a remedy at law is inadequate. No temporary restraining order, or preliminary or permanent injunction, shall be granted by the court except upon a showing that a breach of Paragraph 4 or 22 has occurred or is imminently threatened.

         19. FURTHER ASSURANCES. The parties to this Agreement shall perform such acts and/or execute, acknowledge, and deliver to each other any instruments which may be reasonably required to implement the purposes of this Agreement.

         20. GUARANTEE. Employer agrees, upon request of Employee, to use its best efforts to cause Bank to guarantee the financial payments due to Employee under the provisions of this Agreement.

         21. NO SET-OFF OR DEMANDS. No payments owed or other obligations owing to Employee under this Agreement shall be reduced by any amounts claimed or other demands against Employee except for (a) bona fide loans and advances from Employer to Employee documented in writing, (b) payments made by Employer to third parties on Employee's behalf at his direction or with his approval and documented in writing, and (c) any payments which Employee actually receives under any short-term or long-term disability insurance coverages maintained by Employer during the period of Employee's Disability prior to the Termination Date or, if later, the date of the final payment due from Employer to Employee pursuant to Paragraph 6. Nothing in this Agreement shall be deemed a waiver of any claim Employer or Employee may have against the other or otherwise prejudice the right of Employer or Employee or seek recovery of such claim.

         22.     CONFIDENTIAL INFORMATION.

                 22.1 NEED FOR CONFIDENTIALITY. Employee acknowledges that: (a) in the course of his employment by Employer it will be necessary for Employee to acquire, among other things, information concerning Employer's internal structure, financial condition, sales, prospective customers, identity of and strategies with respect to sales, identity of and strategies with respect to customers and prospective customers, Employer's computer programs, system documentation, and hardware, Employer's manuals, lists, processes, methods, ideas, and other confidential or proprietary information belonging to Employer or relating to Employer's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of Employer; (c) the misuse, misappropriation, or unauthorized disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to Employer; and (d) it is essential to the protection of the Employer's good will and to the maintenance of Employer's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to Employer's disadvantage, Employee's own advantage, or the advantage of others. For purpose of this Paragraph 22.1, Confidential Information shall not include information that (i) becomes generally available to the public other than by reason of its disclosure by Employee through breach of this Agreement; (ii) was known by Employee prior to its receipt by him from Employer; (iii) becomes available to Employee from a source other than Employer, and Employee has no reasonable grounds to believe that such source is bound by a confidentiality agreement with Employer or is or is otherwise under a duty to protect the confidentiality of such information; or (iv) is required by law to be disclosed, provided that Employee shall give reasonable notice to Employer in advance of any disclosure required by law and shall cooperate with Employer in the event it seeks to prevent such disclosure through court order or otherwise.

                 22.2 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee shall hold and safeguard the Confidential Information in trust for Employer, its successors and assigns and shall not for any reason, without prior written consent of Employer, or except as reasonably required in the performance of Employee's duties to Employer hereunder, disclose or make available to anyone for use outside Employer's organization at any time, either during his employment with Employer or subsequent to his termination, any of the Confidential Information, whether or not developed by Employee.

                 22.3 RETURN OF MATERIALS. Upon the termination of Employee's employment with Employer for any reason, Employee shall promptly deliver to Employer all correspondence, letters, notes, notebooks, reports, financial statements, forecasts and analyses, data, flowcharts, programs, proposals, tapes, card decks, listings, programming documentation, or any other written, graphic or recorded information relating or pertaining to Employer or any of its customers or potential customers, or concerning products or processes used by Employee and, without limiting the foregoing, will promptly deliver to Employer any and all other documents or materials containing or constituting Confidential Information.

                 22.4 WORK MADE FOR HIRE. Employee further recognizes and understands that his duties at Employer may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C.
         Section 1 et seq. In the event of publication of such materials, including right of copyright, and that the Employer may, at its discretion, on a case-by-case basis, grant Employee by-line credit on such materials as Employer may deem appropriate.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first written above.


                                          CENTURY BANCSHARES, INC.



  /s/ WILLIAM C. OLDAKER                  /s/ JOHN R. COPE             (SEAL)
-----------------------------             -----------------------------
Attest:  William C. Oldaker               By:    John R. Cope
         Secretary                        Title: Vice President


  /s/ KATHY ROBERTS                       /s/ JOSEPH S. BRACEWELL
-----------------------------             -----------------------------
Witness:                                  JOSEPH S. BRACEWELL